Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use in this Registration Statement on Form 10-SB of our report dated June 10, 2005, relating to the consolidated financial statements of HC Innovations, Inc. and subsidiaries for the years ended December 31, 2004 and 2003, which appears in such Registration Statement.


/s/ Seligson & Giannattasio, LLP
White Plains, New York
August 23, 2006